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                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-____________) pertaining to the AZZ incorporated 2000 Advisory Director Share Ownership Plan, of our report dated March 31, 2000, with respect to the consolidated financial statements and schedule of AZZ incorporated (previously, Aztec Manufacturing Co.) included in its Annual Report (Form 10-K) for the year ended February 29, 2000, filed with the Securities and Exchange Commission.

                              ERNST & YOUNG LLP


Fort Worth, Texas
October 24, 2000